Exhibit 3(gg)

State of Delaware Secretary of State Division of Corporations Delivered 05:52 PM 06/13/2013 FILED 06:02 PM 06/13/2013 SRV 130774443 – 5351055 FILE

CERTIFICATE OF FORMATION

OF

SPG US LLC

This Certificate of Formation of SPG US LLC, dated as of June 13, 2013, is being duly executed and filed by Robert J. Willson, Jr., an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.), as amended:

FIRST:	The name of the limited liability company is SPG US LLC (the “Company”).

SECOND:	The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, New Castle County.

THIRD:	The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Robert J. Willson, Jr.
Robert J. Willson, Jr. Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 11:59 AM 10/16/2013 FILED 11:34 AM 10/16/2013 SRV 131201143 – 5351055 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

SPG US LLC

This Certificate of Amendment of Certificate of Formation of SPG US LLC (the “Company”), dated as of October 16, 2013, is being duly executed and filed by the undersigned, being an authorized person, to amend the Certificate of Formation as permitted under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.):

1.    The name of the limited liability company as provided in the Certificate of Formation filed with the Delaware Secretary of State on June 13, 2013 is SPG US LLC.

2.    The Company has changed its name to Premark Packaging LLC and, in connection with such name change, hereby amends the text of Article First of its Certificate of Formation, in its entirety to read as follows:

“The name of the limited liability company is Premark Packaging LLC”

(Signature page follows)

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation as of the date first written above.

/s/ MaryAnn Spiegel
MaryAnn Spiegel Authorized Person